EXHIBIT 10.2
BORGWARNER INC.
2014 STOCK INCENTIVE PLAN

Stock Units Award Agreement – Non-U.S. Directors

THIS Award Agreement (the “Agreement”) dated as of ________, 2017, by and between BORGWARNER INC., a Delaware corporation (the “Company”) and
_______________, a non-employee member of the Company’s Board of Directors (the “Board”) resident in ________ (the “Director”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the BorgWarner Inc. 2014 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto or which has been previously provided to the Director;

WHEREAS, the Corporate Governance Committee of the Board has determined that the Director be granted Stock Units pursuant to the terms of the Plan and the terms of this Agreement; and the Board has approved such recommendation;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.
Award of Stock Units. The Company hereby awards to Director on this date,
_______ Stock Units. Each Stock Unit awarded hereunder represents a contingent right to receive one share of the Company’s common stock, par value $.01 (“Stock”) upon satisfaction of the conditions for vesting as provided in Paragraph 4 of this Agreement and subject further to the terms of the Plan and the additional terms and conditions of this Agreement (the “Award”).

2.
Stock Units. The Company shall credit the Director’s Stock Units to a Stock Units account established and maintained for the Director on the books of the Company payable in shares or cash. The account shall constitute the record of the Stock Units awarded to Director under this Agreement, is solely for accounting purposes, and shall not require a segregation of any Company assets.

3.
Dividend Equivalents. Whenever the Company pays any cash or other dividend or makes any other distribution in respect of the Stock, the Director’s account shall be credited with an additional number of Stock Units (including fractions thereof) determined by multiplying (i) the number of Stock Units credited to the Director on the dividend record date by (ii) the dividend paid on each share of Stock, and dividing the result of such multiplication by (iii) the Fair Market Value of a share of Stock on the dividend payment date. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Stock. Dividend equivalents credited to the Director’s account shall be subject to the same restrictions as the Stock Units in respect of which the dividends or other distribution were credited, including, without limitation, the Award’s vesting conditions and distribution provisions.

4.	Vesting of Stock Units. Subject to the terms and conditions of this Agreement and to the provisions of the Plan, the Stock Units shall vest in accordance with the following schedule:

Date                    Vested Percentage

____________, 2018                100% of the Awarded Units

5.
Forfeiture of Stock Units. Upon the Director’s termination of service as a member of the Board, any unvested Stock Units shall be forfeited by the Director as of the termination date; provided however, that in the event that Director terminates service as a member of the Board by reason of Retirement, the Compensation Committee shall have the discretion to accelerate the vesting of the Stock Units, in whole or in part. For purposes of the foregoing, if the Director is a local national of a country that is a member of the European Union, the grant of the Stock Units and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

6.	Change in Control. In the event of a Change in Control and the loss of your Directorship, the Stock Units shall become fully vested and shall be settled in accord with Section 7.

7.
Distribution of Stock. The Company shall deliver Stock to the Director in settlement of the Stock Units awarded by this Agreement equal to the number of the Director's vested Stock Units (including any additional Stock Units acquired as a result of dividend equivalents that have vested). Payment shall be made to the Director as soon as practicable on or after the specified vesting date, but in no event no later than December 31 of the year in which the Stock Units vest. Notwithstanding the foregoing, the Company may, in its sole discretion, settle the Stock Units (a) in the form of a cash payment, or (b) in the form of Stock but require the Director to immediately sell such Stock (in which case, this Agreement shall serve as the Director’s authorization for such sale of Stock).

8.	Acquisition of Stock Units For Investment Purposes Only. By his or her signature hereto, the Director hereby agrees with the Company as follows:

a.
The Director is acquiring the Stock Units covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the Stock Units in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

b.
If any of the Stock units covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Director (or any person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

c.	The Company shall have the authority to endorse upon the certification or certificates representing the Stock Units covered by this Agreement such legends referring to the foregoing restrictions

9.
Repatriation; Compliance with Laws. The Director agrees, as a condition of the grant of the Stock Units, to repatriate all payments attributable to the Stock Units and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents, and any proceeds derived from the sale of the Stock acquired pursuant to the Stock Units) in accordance with all foreign exchange rules and regulations applicable to the Director. In addition, the Director also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries and Affiliates, as may be required to allow the Company and its subsidiaries and Affiliates to comply with all laws, rules and regulations applicable to the Director. Finally, the Director agrees to take any and all actions as may be required to comply with the Director’s personal legal and tax obligations under all laws, rules and regulations applicable to the Director.

10.
Nontransferability. The Stock Units awarded under this Agreement, and any rights and privileges pertaining thereto, are not subject to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance by the Director or by the Director's beneficiary, in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

11.
No Rights as a Stockholder. Prior to the actual delivery of Stock to the Director in settlement of the Stock Units awarded and vested hereunder (if any), the Director shall have no rights as a stockholder with respect to the Stock Units or any underlying Stock.

12.	No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Director any right to continue as a member of the Board.

13.
Discretionary Nature of Plan; No Vested Rights. The Director acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Stock Units in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Stock subject to the award, and the vesting provisions.

14.
Private Placement. The grant of the Stock Units is not intended to be a public offering of securities in the Director’s country of residence but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Stock Units is not subject to the supervision of the local securities authorities.

15.
Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Director of the following in relation to the Director’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Director’s participation in the Plan. The collection, processing and transfer of the Director’s personal data is necessary for the Company’s administration of the Plan and the Director’s participation in the Plan. The Director’s denial and/or objection to the collection, processing and transfer of personal data may affect the Director’s participation in the Plan. As such, the Director voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about the Director, including name, home address and telephone number, date of birth, social security number or other tax identification number, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Units, or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in the Director’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Director or collected, where lawful, from third parties, and the Company will process the

Data for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logic and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Director’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Director’s participation in the Plan.

The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Director’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Director hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Director’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on the Director’s behalf to a broker or other third party with whom the Director may elect to deposit any shares of Stock acquired pursuant to the Plan.

The Director may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Director’s participation in the Plan. The Director may seek to exercise these rights by contacting the Company’s Legal Department.

16.
Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to the Plan, including, without limitation, its provisions governing a Change in Control and Cancellation and Rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

17.
Tax and Social Insurance Contributions Withholding. Regardless of any action the Company may take with respect to any or all income tax or other tax-related items pertaining to the Stock Units (“Tax-Related Items”), the Director acknowledges that the ultimate liability for all Tax-Related Items legally due by the Director is and remains the Director’s responsibility, and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the subsequent sale of any Stock acquired pursuant to the Stock Units and the receipt of any dividends or dividend equivalents; and (ii) does not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate the Director’s liability for Tax-Related Items.

Prior to the delivery of the Stock upon the vesting of the Stock Units, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Stock Units that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the closing price of the Stock on the New York Stock Exchange on the applicable vesting date). No fractional shares of Stock will be withheld or issued pursuant to the grant of the Stock Units and the issuance of Stock hereunder.

18.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Units or other awards granted to the Director under the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.
English Language. The Director acknowledges and agrees that it is the Director’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Units, be drawn up in English. If the Director has received this Agreement, the Plan or any other documents related to the Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

20.
Additional Requirements. The Company reserves the right to impose other requirements on the Stock Units, any shares of Stock acquired pursuant to the Stock Units, and the Director’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring the Director to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

21.
Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

22.	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.

23.
Changes in Capital or Corporate Structure. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the number of Stock Units awarded under this Agreement shall be adjusted pursuant to Section 4(e) of the Plan.

24.
Entire Agreement. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

25.
Notices. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Attention: Vice President, Human Resources, BorgWarner World Headquarters, 3850 Hamlin Road, Auburn Hills, MI, USA 48326. The Company may change the person and/or address to whom the Director must give notice under this paragraph by giving the Director written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Director shall be directed to the Director, or to the Director's executors, personal representatives or distributees, if the Director is deceased, or the assignees of the Director, at the Director's last home address on the records of the Company.

26.	Amendment of the Agreement. The Company and the Director may amend this Agreement only by a written instrument signed by both parties.

27.	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

IN WITNESS WHEREOF, BORGWARNER INC. and the Director have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By:

Title:

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date        DIRECTOR